REGISTRATION RIGHTS AGREEMENT

                            Dated as of June 14, 2000

                                     between

                          DYNAMIC MATERIALS CORPORATION

                                       and

                                   SNPE, INC.


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS 1

ARTICLE II REGISTRATION RIGHTS.................................................4

   SECTION 2.1. Registration on Demand.........................................4
      2.1.1.    Demand.........................................................4
      2.1.2.    Shelf Registration.............................................4
      2.1.3.    Registration Statement Form....................................4
      2.1.4.    Effective Registration Statement...............................5
      2.1.5.    Limitations on Registration on Demand, Shelf Registrations.....5
      2.1.6.    Holder's Ability to Withdraw Registration Statement............5
      2.1.7.    Selection of Underwriter.......................................6
      2.1.8.    Registration of Other Securities...............................6
      2.1.9.    Suspension.....................................................6

   SECTION 2.2. Incidental Registration........................................6

   SECTION 2.3. Registration Procedures........................................7

   SECTION 2.4. Expenses......................................................11

   SECTION 2.5. Marketing Restrictions........................................12

   SECTION 2.6. Termination of Rights.........................................13

   SECTION 2.7. Rule 144......................................................13

   SECTION 2.8. Indemnification...............................................14

ARTICLE III CHANGES IN COMPANY COMMON STOCK...................................18

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................19

ARTICLE V BENEFITS OF AGREEMENT...............................................20

ARTICLE VI MISCELLANEOUS......................................................20

   SECTION 6.1.  Notices......................................................20

   SECTION 6.2.  Waivers; Amendments..........................................20

   SECTION 6.3.  Governing Law................................................21

   SECTION 6.4.  Survival of Agreements; Representations and
                 Warranties, etc..............................................21

   SECTION 6.5.  Covenants to Bind Successors and Assigns.....................21

   SECTION 6.6.  Severability.................................................21

   SECTION 6.7.  Section Headings.............................................21

   SECTION 6.8.  Counterparts.................................................21

   SECTION 6.9.  Termination..................................................22

   SECTION 6.10. Complete Agreement...........................................22

   SECTION 6.11. No Inconsistent Agreements...................................22


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                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of June 14, 2000, is made and entered into by and between Dynamic Materials Corporation, a Delaware corporation (the "Company"), and SNPE, Inc., a Delaware corporation (the "Holder").

     WHEREAS, the Company is issuing to the Holder, on the date hereof, 2,109,091 shares (the "Shares") of Common Company stock of the Company, par value $.05 per share (the "Company Common Stock" (as defined in the Stock Purchase Agreement)) pursuant to a Stock Purchase Agreement dated as of January 20, 2000 between the Company and the Holder, as amended by Amendment No. 1 to the Stock Purchase Agreement, dated as of April 20, 2000 (the "Stock Purchase Agreement"); and

     WHEREAS, concurrently with the issuance of the Shares, the Company is entering into this Agreement to define the rights that exist among the Holder on the one hand, and the Company, on the other, with respect to the registration of the Registrable Securities (as defined herein);

     WHEREAS, contemporaneously with the purchase of the Shares under the Stock Purchase Agreement, the Holder will purchase from the Company a Convertible Subordinated Note (the "Note") in the aggregate principal amount of $1,200,000, convertible into additional shares of Company Common Stock ("Additional Shares") (collectively, the Shares and Additional Shares are the "Company Shares") and having such other terms as the parties have agreed (collectively, the 2,109,091 Shares of Company Common Stock and the Additional Shares are referred to herein as the "Shares");

     NOW, THEREFORE, in consideration of the mutual premises, agreements and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following respective meanings (each such meaning to be equally applicable to the singular and plural forms thereof):

     "Additional Shares" has the meaning set forth in the third "WHEREAS" clause of this Agreement.

     "Agreement" means this Registration Rights Agreement.

     "Commission" shall mean the Securities and Exchange Commission, and any other similar or successor agency of the United States federal government at the time administering the Securities Act or the Securities Exchange Act.

     "Company" has the meaning assigned such term in the preamble hereto.

     "Company Common Stock" has the meaning set forth in the first "WHEREAS" Clause.

     "Company Shares" has the meaning set forth in the third "WHEREAS" clause.

     "Demand" has the meaning assigned such term in Section 2.1.1.

     "Demand Holder" has the meaning assigned such term in Section 2.1.1.

     "Holder" has the meaning assigned such term in the preamble to this Agreement.

     "Holder of Registrable Securities" shall mean a person who owns Registrable Securities or has the present right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Notice Holder" has the meaning assigned such term in Section 2.1.1.

     "Prospectus" means the prospectus (including any preliminary prospectus) included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering, registering for sale any of the Registrable Securities and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

     "Registrable Securities" means the Shares and the Additional Shares received upon exercise of the option to convert any equity securities into which such Shares and the Additional Shares may be exchanged after giving effect to the terms of any reorganization, recapitalization, merger, consolidation or otherwise by any successor corporation to the Company, and which common stock or other equity securities have ordinary voting power for the election of directors (or equivalent); provided, that any security's status as a Registrable Security shall cease when the registration rights with respect to such security shall have terminated pursuant to Section 2.6.

     "Registration Statement" means any registration statement of the Company which registers for sale under the Securities Act any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents and information incorporated by reference in such Registration Statement.

     "Requisite Holder" means the holder, at anytime, of the outstanding Company Shares representing more than 50% of the aggregate number of Registrable Securities at the time outstanding.

     "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar United States federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Shares" has the meaning set forth in the Third "Whereas" clause of this Agreement.

     "Shelf Demand" has the meaning set forth in Section 2.1.2.

     "Shelf Registration" has the meaning set forth in Section 2.1.2.


                                   ARTICLE II

                               REGISTRATION RIGHTS

     SECTION 2.1. Registration on Demand.

     2.1.1. Demand. For a period of five years following the date of this Agreement, upon the written request (a "Demand") of any Holder of Registrable Securities representing, in the aggregate, at least 50% of the Company Share or the right to acquire 50% of the Company Share on a fully-diluted basis (the "Notice Holder") that the Company effect the registration under the Securities Act of the number or the percentage of Registrable Securities specified by the Demand Holder, the Company shall deliver notice thereof to all Holders of Registrable Securities requesting that they specify, by written notice to the Company delivered within five (5) business days following receipt of such notice from the Company, the number of Registrable Securities they desire to include in such registration (each such holder providing such notice a "Demand Holder") and the Company shall, subject to the provisions hereof, use its best efforts to effect, as soon as practicable and in any event within 120 days after a Demand is received from the Notice Holder, the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Demand Holder; Thereafter, the Company's obligation hereunder shall be to use its best efforts to effect the registration of the Registrable Securities; provided, that the Company shall not have to effect more than two Demands under this Section 2.1.1.

     2.1.2. Shelf Registration. At any time that the Company is eligible to use a short-form registration statement for registering securities for sale to the public at large, the Demand Holders may, at their option, request (the "Shelf Demand") that any registration statement effected pursuant to a Demand be effected on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act (the "Shelf Registration"). The Company agrees to keep effective such registration statement (the "Shelf Registration Statement") until the earlier of (i) such date as of which all the Registrable Securities under the Shelf Registration Statement have been disposed of in the manner described in such registration statement, and (ii) 180 days after the date on which such Shelf Registration Statement is declared effective.

     2.1.3. Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company. The Company shall include in any such registration statement all information which, in the opinion of counsel to the Company, is required to be included.

     2.1.4. Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holder and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Holder or (iv) if a Shelf Registration Statement, if such registration statement has not been kept effective until the earlier of (A) such date as of which all of the Registrable Securities under such Shelf Registration Statement have been disposed of in the manner described in such registration statement and (B) 180 days after the date on which such Shelf Registration Statement is declared effective.

     2.1.5. Limitations on Registration on Demand, Shelf Registrations. The Company shall not be required to prepare and file a registration statement pursuant to this Section 2.1 which would become effective within 180 days following the effective date of a registration statement (other than pursuant to registrations on Form S-4 or Form S-8 or any successor form or other forms not available for registering securities for sale to the public at large) filed by the Company with the Commission pertaining to an underwritten public offering of convertible debt securities or equity securities for cash and, unless such registration is solely for the account of the Company, the Holders are afforded the opportunity to include Registrable Securities in such registration pursuant to Section 2.2. Notwithstanding anything in this Section 2.1 to the contrary, in no event shall the Company be required to effect in the aggregate, more than two long-form demand registrations pursuant to this Section 2.1.

     2.1.6. Holder's Ability to Withdraw Registration Statement. The Holder of a majority of the Registrable Securities to be included in such registration shall have the right to request that the Company not have a registration statement filed pursuant to a Demand declared effective. If the Demand Holder elects to pay or reimburse the Company for the Company's out-of-pocket expenses incurred in connection with such registration, such withdrawn registration statement shall not be counted for purposes of the requests for registration to which such Demanding Holder is entitled pursuant to Section 2.1.5 hereof.

     2.1.7. Selection of Underwriter. If a registration under this Section 2.1 is effected in connection with an underwritten offering, the Holder of a majority of the Registrable Securities to be included in such registration shall select a managing underwriter or underwriters of recognized national standing reasonably acceptable to the Company to administer the offering.

     2.1.8. Registration of Other Securities. A registration statement filed pursuant to the request of the Demand Holder may, subject to the provisions of
Section 2.5 hereof, include (i) Registrable Securities of Holder not making a demand pursuant to this Section 2.1 and (ii) other securities of the Company with respect to which registration rights have been granted and may include securities of the Company being sold for the account of the Company.

     2.1.9. Suspension. The Company may delay, suspend or withdraw the registration of the Registrable Securities required pursuant to this Section 2.1 or the preparation or furnishing of a supplemental or amended prospectus pursuant to Section 2.3(i) for a period not exceeding 120 days if the Company shall in good faith determine that any such registration would interfere with any pending financing transaction of the Company or would require the Company to include disclosure that would reasonably be expected to have a detrimental effect on any proposal, negotiations or plan by the Company to engage in any acquisition or disposition of assets or any merger, consolidation, tender offer, reorganization or similar transaction, or any other material corporate event contemplated by the Company. In addition, the Company shall not be required to register Registrable Securities on a date on which, under the general rules and regulations of the Commission as advised by counsel, the inclusion therein, by incorporation or by reference, of financial statements of the Company contained in the annual or quarterly report of the Company most recently filed with the Commission would not be permitted, provided that this exception shall not permit delay or suspension of registration beyond the filing of the next required annual or quarterly filing under the Securities Exchange Act.

     SECTION 2.2. Incidental Registration. If the Company, at any time or on any one or more occasions after the date of this Agreement, proposes to register (other than pursuant to Section 2.1) any of its equity securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (other than pursuant to registrations on Form S-4 or Form S-8 or any successor form or other forms not available for registering securities for sale to the public at large), the Company shall give not less than 30 days' nor more than 90 days' prior written notice to each Holder of Registrable Securities of its intention to do so. Upon the written request of any Holder of Registrable Securities given within 20 days after receipt of such notice from the Company, the Company will use its best efforts to cause the Registrable Securities requested to be registered to be so registered under the Securities Act. A request pursuant to this Section 2.2 shall state the number of Registrable Securities requested to be registered and the intended method of distribution thereof. In connection with any registration subject to this Section 2.2, the Holder shall enter into such underwriting, lock-up and other agreements, and shall execute and complete such questionnaires and other documents, as are customary in a secondary offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include any securities in such registration. Notwithstanding any other provision of this Agreement, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 2.5 hereof.

     No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect the registration required under Section 2.1.

     SECTION 2.3. Registration Procedures. In connection with the registration of any Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and file with the Commission within the time limits prescribed herein a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become effective and remain effective as provided herein;

          (b) prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary and use its best efforts to keep such Registration Statement continuously effective; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented; the Company shall not be deemed to have used its best efforts to keep a registration statement effective during a period if it voluntarily takes any action that results in a participating Holder's not being able to sell such Registrable Securities during such period, unless such action (i) is required under applicable law or (ii) is determined in good faith by the Board of Directors of the Company to be in the Company's best interest;

          (c) notify the Holders of Registrable Securities and underwriters, if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance (or, to the Company's best knowledge, the threat or contemplation) by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

          (d) use every reasonable effort to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (e) furnish to each seller and to each duly authorized broker or underwriter of each seller such number of authorized copies of a
     Prospectus, including copies of a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other customary documents as such seller, broker or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

          (f) use its best efforts to register or qualify (and to keep each such registration and qualification effective, including through new filings, renewals or amendments, during the period such registration statement is required to be kept effective) the securities covered by such Registration Statement under such securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other reasonable acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities to be sold by such seller, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation, or to consent to the jurisdiction of any court or subject itself to suit in any jurisdiction wherein it is not qualified;

          (g) before filing the Registration Statement or Prospectus or amendments or supplements thereto, furnish to counsel for each Holder of Registrable Securities included in such Registration Statement copies of all such documents proposed to be filed, all of which shall be subject to the review and comment of such counsel in the exercise of its reasonable judgment;

          (h) use its best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities exercising jurisdiction over the Company as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (i) notify each seller of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the written request of any such seller, promptly prepare and furnish to such seller and each underwriter a reasonable number of copies of a Prospectus supplemented or amended (whereupon all previous versions of the Prospectus shall not be used by such seller or underwriter and shall be promptly returned to the Company or destroyed) so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (j) comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) use its best efforts to cause all such Registrable Securities covered by such Registration Statement to be listed or quoted on the principal securities exchange (including NASDAQ) on which similar securities issued by the Company are then listed or quoted, if the listing or quoting of such Registrable Securities is then permitted under the rules of such exchange;

          (l) provide a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

          (m) cooperate with the selling Holders of Registrable Securities and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends; and enable such Registrable Securities to be issued in such denominations and registered in such names as the underwriters, if any, or holders may reasonably request at least two business days prior to any sale of Registrable Securities in a firm commitment underwritten public offering, or at least ten business days prior to any other such sale;

          (n) enter into such reasonable and customary agreements (including an underwriting agreement containing, among other things, indemnification arrangements in customary form) and take such other reasonable and customary actions as the Requisite Holder shall reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

          (o) obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters;

          (p) upon execution and delivery of such confidentiality agreements as the Company shall reasonably request (which agreements shall not restrict any such person's obligations under applicable securities laws), make available for inspection by any seller of such Registrable Securities covered by such Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, all as necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; and

          (q) permit any Holder of Registrable Securities which Holder, in the sole reasonable judgment of such Holder, exercised in good faith, might be deemed to be a controlling person of the Company to participate through counsel in the preparation of such Registration Statement and, if specifically requested by such counsel, in discussions between the Company and the Commission or its staff with respect to such Registration Statement, to require the insertion therein of material, furnished in writing, which in the written opinion of such counsel is necessary to include in order to avoid a likelihood of potential liability for any such Holder of Registrable Securities or such counsel.

     If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

     SECTION 2.4. Expenses. All expenses incurred in effecting the registrations (whether or not such registrations are consummated) provided for in this Article II, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits incident to or required by any such registration (including the costs of any comfort letter) and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Subsection 2.3(f) hereof, the costs and expenses associated with the filing required to be made by the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD, provided such fees and expenses are not paid by the underwriter), transfer taxes, fees of transfer agents and registrars, costs of insurance (but excluding underwriting discounts and commissions to the extent they relate to Registrable Securities), duplicating fees, delivery expenses, and expenses incurred in connection with the listing of the securities on any securities exchange, shall be paid by the Company, and the Company shall pay all reasonable fees and disbursements of one counsel for the Holder of Registrable Securities for the performance of the normal and customary functions of counsel for selling shareholders in each such registration.

     SECTION 2.5. Marketing Restrictions. If (i) any Holder of Shares or Registrable Securities requests registration of Registrable Securities under
Section 2.1 or 2.2, (ii) the offering proposed to be made is to be an underwritten public offering and (iii) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (the "Maximum Amount") (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such securities and without materially and adversely affecting such offering, then the rights of the Company, the Holder of Registrable Securities and the holders of other securities having the right to include such securities in such registration to participate in such offering shall be as follows:

          If such  registration  shall have been  proposed (A) by the Company or
     (B) by the holders of other securities of the Company exercising demand registration rights, in the case of (A): (i) the Company shall be entitled to participate in such registration first; (ii) then the Holders of the Registrable Securities under this Agreement shall be entitled to participate; (iii) then the holders of other securities (pro rata based on the number of securities held by each other security holder) shall be entitled to participate; and, in the case of (B), (i) if the demand was proposed by the holders of other securities registrable, holders shall have the first priority to participate in such registration, (ii) then the Holders of the Registrable Securities under this Agreement, and (iii) then the other security holders of the Company (in each case, pro rata within each such group of security holders, based on the number of securities held by each such security holder). If such registration shall have been requested by the Demand Holder of Registrable Securities pursuant to
     Section 2.1 hereof, (i) such Holder of Registrable Securities shall be entitled to participate in such registration (ii) then the holders of other registrable Securities shall be entitled to participate in such registration (pro rata based on the number of securities held by each such security holder); and then (iii) the Company shall be entitled to participate in such registration, in each case with further pro rata allocations to the extent any such person has requested registration of fewer securities than such person is entitled to have registered so that the number of securities to be included in such registration will not exceed the Maximum Amount;

and no securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition in a transaction which would require registration under the Securities Act (but excluding any issuance of shares pursuant to registrations on Form S-4 or Form S-8 or any successor form or other forms not available for registering capital stock for sale to the public at large) until the expiration of 90 days after the effective date of the Registration Statement in which Registrable Securities were included pursuant to Section 2.2 or such shorter period as may be acceptable to the Company and the Holder of the Registrable Securities

     SECTION 2.6. Termination of Rights. Notwithstanding the foregoing provisions of this Article II, the rights to registration shall terminate as to any particular Registrable Securities when (a) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of in accordance with such effective Registration Statement, (b) written opinion(s), to the effect that such Registrable
Securities may be sold without registration under the Securities Act or applicable state law and without restriction as to the volume and timing of such sale, shall have been received from counsel for the Company reasonably acceptable to the Holder of a majority of such Registrable Securities, (c) after five years from the date of this Agreement or (d) such Registrable Securities have been sold through a broker, dealer or underwriter in a public distribution or a public securities transaction in which the transferee receives a certificate without a restrictive legend.

     SECTION 2.7. Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations promulgated thereunder and so long as the Company is obligated to file periodic reports under the Securities Exchange Act, will take such further actions as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 2.8. Indemnification. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such Registration Statement, its directors and officers or general and limited partners (and the directors and officers thereof) and each other person, if any, who controls such seller within the meaning of the Securities Act (each, a "Person"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including fees of counsel and any amounts paid in any settlement approved by the Company (which approval shall not be unreasonably withheld or delayed)) to which such Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary Prospectus (together with the documents incorporated by reference therein or filed with the Commission in connection therewith) and any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation by the Company of any federal or state law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse such Person on demand for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to any such Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any such seller or any such director, officer, general or limited partner, underwriter, independent underwriter, director or officer or partner of such underwriter or independent underwriter or controlling person, expressly for use in the preparation thereof or (ii) the failure of any such seller or any such director, officer, general or limited partner, underwriter, independent underwriter or controlling person, to comply with any legal requirement applicable to it to deliver a copy of a Prospectus or any supplements or amendments thereto after the Company has made such documents available to such Persons. Such indemnity and reimbursement of expenses shall remain in full force and effect following the transfer of such securities by such seller.

          (a)  The  Company,   as  a  condition  to  including  any  Registrable
     Securities in any Registration Statement filed in accordance with this Agreement, shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities and any underwriter or independent underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.8) the Company and its directors and officers and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons (within the meaning of the Securities Act) with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or information has been furnished in writing to the Company or its representative by or on behalf of such seller or underwriter expressly for use in the preparation of such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement; provided, however, that the aggregate amount which any such seller or prospective seller shall be required to pay pursuant to such undertaking shall be limited to the amount of the net proceeds received by such Person upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such claim. Such indemnity shall remain in full force and effect following the transfer of such securities by such seller.

          (b) As soon as possible after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided that the indemnifying party shall not be entitled to so participate or so assume the defense if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists or may exist in respect of such claim. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 2.8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim or to employ counsel reasonably satisfactory to such indemnified party; provided that the indemnified parties shall have the right to employ one counsel (in each case together with appropriate local counsel) (such counsel to be selected by the Holder of a majority of the Registrable Securities included in such registration) to represent such indemnified parties if, in such indemnified parties' reasonable judgment, a conflict of interest between the indemnified parties and the indemnifying parties exists or may exist in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid as incurred by the indemnifying party; and provided, further, that if, in the reasonable judgment of any of the indemnified parties, a conflict of interest between such indemnified parties, and any other indemnified parties exists in respect of such claim, such indemnified parties shall be entitled to additional counsel or counsels and the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimants or plaintiffs to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. No indemnifying party will be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld or delayed.

          (c) Indemnification similar to that specified in the preceding paragraphs of this Section 2.8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

          (d) If the indemnification provided for in this Section 2.8 is unavailable or insufficient to hold harmless an indemnified party under
     Section 2.8(a) or (b) of this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 2.8(a) or (b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or other omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 2.8(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 2.8(c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 2.8(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this Section 2.8(d) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this
     Section 2.8(d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 2.8(c) has not been given with respect to such action; provided that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under this Section 2.8(d), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything in this Section 2.8(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.8(d) to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

          (e) The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain in full force and effect following the transfer of the Registrable Securities by any such party.


                                  ARTICLE III

                         CHANGES IN COMPANY COMMON STOCK

     If, and as often as, there is any change in the Company Common Stock or of any other securities into which such Company Common Stock has been converted or changed or by way of a combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby to the Holder shall continue with respect to the Registrable Securities as so changed.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Holder of the Registrable Securities as of the date of this Agreement as follows:

          (a) Due Authorization. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite action.

     (b) Binding Obligation. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company.

     (c) No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein by the Company do not violate any provision of law, any order of any court or other agency of government, any organizational document of the Company or any provision of any material indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company which violation, conflict, breach or default or lien, charge, restriction or encumbrance would have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company taken as a whole.

     (d) Government Action. No action has been taken and no statute, rule or regulation or order has been enacted, no injunction, restraining order or order of any nature has been issued by a federal or state court of competent jurisdiction and no action, suit or proceeding is pending against or affecting or threatened against, the Company before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would in any manner draw into question the validity of this Agreement. Other than filings required with the Commission and under state securities laws, no action or approval by, or filing or registration with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement by the Company.


                                   ARTICLE V

                              BENEFITS OF AGREEMENT

     The obligations of the Company under this Agreement shall inure to the benefit of, and be enforceable by, the Holder and its successors and assigns without any further action on the part of any party hereto.


                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.1. Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be effective upon delivery in person, faxed or telecopied, or mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

          (i) if to the Company, to Dynamic Materials Corporation, 551 Aspen Ridge Drive, Lafayette, Colorado 80026, Attention: Secretary, fax: (303) 604-1897; with a copy to John McCabe, Esq., Davis, Graham & Stubbs LLP, 4410 Arapahoe Avenue, Suite 200, Boulder, Colorado 80303, fax: (303) 893-1379;

          (ii) if to the Holder or any other Holder of Registrable Securities, at such address as may have been furnished to the Company in writing by such Holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Holder of Registrable Securities) or to the Holder of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

     SECTION 6.2. Waivers; Amendments. No failure or delay of any Holder of Registrable Securities or the Company in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of such Holder and the Company are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Agreement may be amended, modified or waived with (and only with) the written consent of the Company and a majority of the Holders of Registrable Securities outstanding (exclusive of Registrable Securities then owned by the Company or any subsidiary thereof). No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The foregoing notwithstanding, this Agreement may not be amended in a manner adverse to the rights of any Holder without the consent of such Holder.

     SECTION 6.3. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of law.

     SECTION 6.4. Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Company herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Holder of Registrable Securities and shall continue in full force and effect so long as this Agreement is in effect regardless of any investigation made by such Holder. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

     SECTION 6.5. Covenants to Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Agreement contained by or on behalf of the parties hereto shall bind their successors and assigns, whether so expressed or not.

     SECTION 6.6. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 6.7. Section Headings. The section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 6.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.9. Termination. The obligations of the Company to register the Registrable Securities hereunder shall terminate in accordance with the terms of this Agreement.

     SECTION 6.10. Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way, and any other agreements or understandings as to securities registration or similar rights among the parties hereto are hereby terminated.

     SECTION 6.11. No Inconsistent Agreements. The Company has not previously, and will not hereafter, enter into any agreement with respect to its securities with any person which grants such person rights that are inconsistent with or superior to the rights granted to the Holder in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

DYNAMIC MATERIALS CORPORATION

By: /s/ Joseph Allwein
    -------------------------
    Name:  Joseph Allwein
    Title: President

SNPE, Inc.                                      WITNESS
                                                SNPE, S.A.


By: /s/ Bernard Fontana                         By: /s/ Michel Philippe
    -------------------------                       ----------------------------
    Name:  Bernard Fontana                          Name:  Michel Philippe
    Title: President                                Title: Senior Vice President
                                                           of Financial and
                                                           Legal Affairs